UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 21, 2023

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West, Suite 205

Fort Mill, South Carolina 29708

(Address of principal executive offices, including zip code)

(973) 691-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 21, 2023, the Company held a Special Meeting at which, of the 2,492,558 shares of the Company’s common stock outstanding as of February 3, 2023, the record date for the Special Meeting, 1,304,967 shares of common stock were represented, either in person or by proxy, constituting, of the shares entitled to vote, approximately 52.35% of the outstanding shares of common stock.

At the Special Meeting, the Company’s stockholders considered five proposals, which are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 9, 2023. The matters voted on at the Special Meeting and the votes cast with respect to each such matter are set forth below.

1.

Proposal No. 1: Approval of, in Accordance with NYSE American Company Guide Section 713(a), the Issuance of More than 19.99% of the Company’s Outstanding Common Stock. In accordance with NYSE American Company Guide Section 713(a), the issuance of more than 19.99% of our outstanding common stock, par value $0.0001 per share upon the exercise of our Series E Common Stock Purchase Warrants, with the right for such potential exercise to occur immediately, was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
259,937	77,670	7,238	960,122
2.

Proposal No. 2: Approval of, in Accordance with NYSE American Company Guide Section 713(a), the Issuance of More than 19.99% of the Company’s Outstanding Common Stock. In accordance with NYSE American Company Guide Section 713(a), the issuance of more than 19.99% of our outstanding Common Stock (a) in connection with our sale of Class A units, which contain shares of common stock and Series F and G Common Stock Purchase Warrants, and Class B units, which contain shares of Series A Convertible Preferred Stock and Series F and G Common Stock Purchase Warrants, and (b) upon the exercise of the Series F and G Common Stock Purchase Warrants and the conversion of Series A Convertible Preferred Stock, with the right for such potential exercise or conversion to occur immediately, was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
262,554	75,678	6,613	960,122
3.

Proposal No. 3: Approval, in Accordance with NYSE American Company Guide Section 712(b), the Issuance of Shares of Company Common Stock upon Conversion of Outstanding Series X Preferred Stock. In accordance with NYSE American Company Guide Section 712(b), the issuance of the Common Stock upon conversion of the Company’s Series X Convertible Preferred Stock, par value $0.0001 per share, which shares of Series X Convertible Preferred Stock were issued upon the closing of the merger between the Company and Catheter Precision, Inc., was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
268,043	70,714	6,088	960,122

4.

Proposal No. 4: Ratification of Auditors. The appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,248,217	29,547	27,203	0
5.

Proposal No. 5: Approval of the Adjournment of the Special Meeting. The approval of the adjournment of the Special Meeting, if necessary, to continue to solicit votes for Proposal Nos. 1, 2, 3 and 4 was approved based on the following results of voting, although no such adjournment was required as a result of Proposal Nos. 1, 2, 3 and 4 being approved:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,181,196	87,075	36,696	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: March 21, 2023	By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer
(Principal Executive Officer)